EXHIBIT 10.59
JAMES J. COTTER
120 N. Robertson Boulevard
Los Angeles, CA 90048
(310) 659-7224 (t)
(310) 659-7226 (f)
MEMO

To:	Eric Barr
Gerard P. Laheney
Edward L. Kane
James J. Cotter, Jr.
Andrzej Matyczynski
S. Craig Tompkins

From:	James J. Cotter

Date:	August 11, 2005

Subject:	Cinemas 1, 2, 3 Transaction

There are two very minor liens on the property, taxes and a sidewalk violation, that don’t add up to more than $30,000. They are undoubtedly the burden of SHC and not Reading but the deal can close without taking the steps as recommended to date. I have told the lawyers that I will, over the next few months, determine what the origin of the liens are and see if there are any other animals of this kind lurking in our other properties. You can’t just go out and put liens on property without owners receiving prior notice (this is not Australia). We do not need expeditors for $5,000 or $10,000 to look into $30,000 worth of liens. In short, the liens probably belongs to Sutton Hill Capital which needs time to determine how they came into being and are they appropriate. When the time comes for Reading to seek financing, these minor liens will be history.